UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☒	Definitive Information Statement

CLEANCORE SOLUTIONS, INC.

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) of Schedule 14A per Item 1 of this Schedule and Exchange Act Rules 14c-5(g) and 0-11

CleanCore Solutions, Inc.

5920 S 118th Circle

Omaha, NE 68137

Notice of Action Taken Pursuant to Written Consent of Stockholders

Dear Stockholder:

The accompanying information statement (the “Information Statement”) is being furnished to the holders of class B common stock of CleanCore Solutions, Inc. (“we,” “us,” “our” or “our company”) pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, and Regulation 14C and Schedule 14C thereunder, in connection with an approval by written consent of the holders of our common stock.

The purpose of this Notice and the Information Statement is to notify our stockholders that, on August 11, 2025, we received a written consent from stockholders to approve an amendment to our articles of incorporation to increase our authorized shares of class B common stock from 250,000,000 shares to 2,000,000,000 shares (the “Charter Amendment”).

Our board of directors approved the Charter Amendment and recommended that our stockholders approve it as well. In connection with the approval of the Charter Amendment, our board of directors elected to seek the written consent of the holders of our outstanding shares of common stock in order to reduce associated costs and implement the Charter Amendment in a timely manner.

This Notice and the Information Statement are being furnished to you to inform you that the Charter Amendment has been approved by stockholders. The board of directors is not soliciting your proxy in connection with the Charter Amendment and proxies are not requested from stockholders.

The Charter Amendment will become effective upon filing with the Nevada Secretary of State’s Office, which will occur promptly following the 20th day after the Information Statement is first mailed to our stockholders. You are urged to read the Information Statement in its entirety for a description of the Charter Amendment.

BY ORDER OF THE BOARD OF DIRECTORS,

/s/ Clayton Adams
Clayton Adams
Chairman of the Board

August 21, 2025

THE ACCOMPANYING INFORMATION STATEMENT IS BEING MAILED

TO STOCKHOLDERS ON OR ABOUT AUGUST 25, 2025

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

CleanCore Solutions, Inc.

5920 S 118th Circle

Omaha, NE 68137

INFORMATION STATEMENT

NO VOTE OR OTHER ACTION OF THE COMPANY’S STOCKHOLDERS

IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is first being mailed on or about August 25, 2025 to the holders of record of the outstanding class B common stock of CleanCore Solutions, a Nevada corporation (“we,” “us,” “our” or “our company”), as of the close of business on August 11, 2025 (the “Record Date”), pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This Information Statement relates to a written consent in lieu of a meeting, dated August 11, 2025 (the “Written Consent”), of stockholders owning as of the Record Date at least a majority of the outstanding shares of our class A common stock and class B common stock, voting together as a single class.

The Written Consent authorized and approved an amendment to our articles of incorporation to increase our authorized shares of class B common stock from 250,000,000 shares to 2,000,000,000 shares (the “Charter Amendment”).

The Written Consent is sufficient under the Nevada Revised Statutes, our current our articles of incorporation, as amended (the “Current Charter”), and our bylaws to approve the Charter Amendment. Accordingly, the Charter Amendment will not be submitted to the other stockholders for a vote, and this Information Statement is being furnished to such other stockholders to provide them with certain information concerning the Written Consent in accordance with the requirements of the Exchange Act and the regulations promulgated under the Exchange Act, including Regulation 14C.

The Charter Amendment will become effective upon filing with the Nevada Secretary of State’s Office, which will occur promptly following the 20th day after this Information Statement is first mailed to our stockholders.

AUTHORIZATION BY THE BOARD OF DIRECTORS AND STOCKHOLDERS

On August 11, 2025, our board of directors unanimously adopted resolutions approving the Charter and recommended that our stockholders approve it. In connection with the adoption of these resolutions, our board of directors elected to seek the written consent of stockholders in order to reduce associated costs and implement the Charter Amendment in a timely manner. On August 11, 2025, Clayton Adams, our Chairman and Chief Executive Officer (the “Majority Stockholder”), executed and delivered the Written Consent to us.

Pursuant to the Nevada Revised Statutes and our bylaws, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power of our outstanding voting stock, except that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents is required.

Pursuant to the Nevada Revised Statutes, the Current Charter and our bylaws, approval of the Charter Amendment at a meeting would require the affirmative vote of at least a majority of the outstanding shares of our class A common stock and class B common stock, voting together as a single class.

As of the Record Date, there were 1,875,795 shares of class A common stock and 10,330,846 shares of class B common stock issued and outstanding. Holders of our class A common stock are entitled to ten (10) votes per share and holders of our class B common stock are entitled to one (1) vote per share. Accordingly, a total of 29,088,796 votes were entitled to be cast. As of the Record Date, the Majority Stockholder held 1,875,795 shares of class A common stock and 993,000 shares of class B common stock, or approximately 67.90% of the total votes eligible to be cast.

Accordingly, we have obtained all necessary corporate approvals in connection with the Charter Amendment. We are not seeking written consent from any other stockholder, and other stockholders will not be given an opportunity to vote with respect to the actions described in this Information Statement. All necessary corporate approvals have been obtained. This Information Statement is furnished solely for the purpose of advising stockholders of the action taken by Written Consent and giving stockholders notice of such actions taken as required by the Exchange Act.

As the action taken by the Majority Stockholders was by written consent, there will be no security holders’ meeting and representatives of the principal accountants for the current year and for the most recently completed fiscal year will not have the opportunity to make a statement if they desire to do so and will not be available to respond to appropriate questions from our stockholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of the Record Date for (i) each of our executive officers and directors; (ii) all of our executive officers and directors as a group; and (iii) each other stockholder known by us to be the beneficial owner of more than 5% of our outstanding common stock. Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o our company, 5920 S 118th Circle, Omaha, NE 68137.

Beneficial ownership is determined in accordance with Securities and Exchange Commission (the “SEC”) rules and generally includes voting or investment power with respect to securities. For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares that such person or any member of such group has the right to acquire within sixty (60) days. For purposes of computing the percentage of outstanding shares of our common stock held by each person or group of persons named below, any shares that such person or persons has the right to acquire within sixty (60) days of the Record Date are deemed to be outstanding for such person, but not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The inclusion herein of any shares listed as beneficially owned does not constitute an admission of beneficial ownership by any person.

Name and Address of Beneficial Owner	Class A Common Stock	Percent of Class A Common Stock(1)	Class B Common Stock	Percent of Class B Common Stock(1)	Percent of Total Voting Power(2)
Clayton Adams, Chairman & Chief Executive Officer(3)	1,875,795	100.00%	993,000	9.61%	67.90%
Travis Buchanan, President(4)	-	-	286,602	2.77%	*
David Enholm, Chief Financial Officer(5)	-	-	299,106	2.82%	1.02%
Gary Hollst, Chief Revenue Officer(6)	-	-	389,352	3.77%	1.34%
Brent Cox, Director(7)	-	-	990,625	9.49%	3.39%
Peter Frei, Director(8)	-	-	40,959	*	*
All directors and executive officers as a group (6 persons named above)	1,875,795	100.00%	2,999,644	28.86%	74.78%
Mohammad Ansari(9)	-	-	1,461,207	14.14%	5.02%

*	Less than 1%

(1)	Based on 1,875,795 shares of class A common stock and 10,330,846 shares of class B common stock issued and outstanding as of the Record Date.

(2)	Percentage of total voting power represents voting power with respect to all shares of our class A common stock and class B common stock, as a single class. The holders of our class A common stock are entitled to ten votes per share and holders of our class B common stock are entitled to one vote per share.

(3)	Consists of 1,875,795 shares of class A common stock and 993,000 shares of class B common stock.

(4)	Consists of 283,269 shares of class B common stock held directly, 2,000 shares of class B common stock held by ACME People Company and 1,333 shares of class B common stock issuable upon the exercise of a warrant held by ACME People Company. Mr. Buchanan is the President of ACME People Company and has voting and investment power over the shares held by it. Mr. Buchanan disclaims beneficial ownership of such shares except to the extent of his pecuniary interest, if any, in such shares.

(5)	Consists of 31,050 shares of class B common stock, 245,556 shares of class B common stock which Mr. Enholm has the right to acquire within 60 days through the exercise of vested stock options and 22,500 shares of class B common stock with Mr. Enholm has the right to acquire within 60 days upon the vesting of restricted stock units.

(6)	Consists of 378,936 shares of class B common stock and 10,416 shares of class B common stock which Mr. Hollst has the right to acquire within 60 days upon the vesting of restricted stock units.

(7)	Consists of 880,000 shares of class B common stock and 110,625 shares of class B common stock which Mr. Cox has the right to acquire within 60 days through the exercise of vested stock options.

(8)	Consists of 3,459 shares of class B common stock and 37,500 shares of class B common stock which Mr. Frei has the right to acquire within 60 days through the exercise of vested stock options.

(9)	Consists of 1,250,000 shares of class B common stock held by Bethor Limited and 211,207 shares of class B common stock held by Basestones, Inc. Mohammad Ansari is the Director and President of Bethor Limited and the President of Basestones, Inc. and has voting and investment power over the shares held by them. Mr. Ansari disclaims beneficial ownership of such shares except to the extent of his pecuniary interest, if any in such shares. The address of Bethor Limited is Nerine Chamber, P.O. Box 905, Road Town, Tortola, British Virgin Islands and the address of Basestones, Inc. is 1901 Avenue of the Stars, Los Angeles, CA 90067.

We do not currently have any arrangements which if consummated may result in a change of control of our company.

THE CHARTER AMENDMENT

Overview

Pursuant to the Current Charter, we are authorized to issue up to 300,000,000 shares of common stock, $0.0001 par value per share, of which 50,000,000 shares have been designated as class A common stock and 250,000,000 shares have been designated as class B common stock, and 50,000,000 shares of Preferred Stock, $0.0001 par value per share. On August 11, 2025, the Majority Stockholder approved the Charter Amendment to increase the number of shares of class B common stock that we are authorized to issue to 2,000,000,000 shares. The form of the Charter Amendment approved by the Majority Stockholder is attached hereto as Annex A. The Charter Amendment will become effective upon filing with the Nevada Secretary of State’s Office, which will occur promptly following the 20th day after this Information Statement is first mailed to our stockholders.

Reasons for the Share Increase

We believe that the share increase will provide us with increased flexibility in meeting future needs and requirements by providing additional authorized shares, which will be available for issuance from time to time as determined by our board of directors for any proper corporate purpose, without the expense and delay associated with obtaining stockholder approval, except where required by applicable rules, regulations, and laws. In the current market environment, companies of our size and profile are increasingly seeking to position themselves to take advantage of a broad range of corporate opportunities, including but not limited to capital raising activities, mergers and acquisitions, strategic partnerships, joint ventures, and other business initiatives that may arise. By increasing our authorized share count, we believe our company will be better positioned to respond quickly and effectively to such opportunities, should our board of directors determine that doing so is in the best interests of our company and its stockholders. At this time, other than issuances in connection with our at-the-market facility, future grants under our Equity Incentive Plan, potential issuances of shares upon exercise of currently outstanding options, warrants, and other convertible securities, or possible financing transactions that are being or may be explored with investment banks or other financial institutions from time to time, there are no present plans, understandings, or agreements that would involve the issuance of additional shares of class B common stock. The additional authorized shares will provide our company with the flexibility to pursue a range of potential corporate strategies, as and when appropriate.

Anti-Takeover Implications of the Proposed Share Increase

The increase in the authorized number of shares could have an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of our company more difficult. For example, additional shares could be issued by us so as to dilute the stock ownership or voting rights of persons seeking to obtain control of our company, even if the persons seeking to obtain control offer an above-market premium that is favored by a majority of the independent stockholders. Similarly, the issuance of additional shares to certain persons allied with our management could have the effect of making it more difficult to remove our current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. We have no plans or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequences.

Our stockholders should recognize that, as a result of the Charter Amendment, they will own a fewer percentage of shares with respect to our total authorized shares of class B common stock than they presently own and will be diluted as a result of any issuance of shares by us in the future. Notwithstanding the foregoing, other than issuances in connection with our at-the-market facility, future grants under our Equity Incentive Plan, potential issuances of shares upon exercise of currently outstanding options, warrants, and other convertible securities, or possible financing transactions that are being or may be explored with investment banks or other financial institutions from time to time, there are no present plans, understandings, or agreements that would involve the issuance of additional shares of class B common stock. The additional authorized shares are intended to provide our company with the flexibility to pursue a range of potential corporate strategies, including but not limited to capital raising activities, mergers and acquisitions, strategic partnerships, joint ventures, and other business initiatives, as and when appropriate.

INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

Our directors and executive officers, and each associate of the foregoing persons, have no substantial interests, directly or indirectly, in the Charter Amendment.

DISSENTER’S RIGHTS OF APPRAISAL

Neither the Nevada Revised Statutes nor our Current Charter provides holders of our class B common stock with dissenters’ or appraisal rights in connection with the Charter Amendment.

STOCKHOLDERS ENTITLED TO INFORMATION STATEMENT

This Information Statement is being mailed to you on or about August 25, 2025.  We will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of our class B common stock.

Our board of directors established August 11, 2025 as the Record Date for the determination of stockholders entitled to receive this Information Statement.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

We may deliver only one Information Statement to multiple stockholders sharing an address, unless we have received contrary instructions from one or more of the stockholders. We will promptly deliver a separate copy of this Information Statement to a stockholder at a shared address to which a single copy was delivered, upon written or oral request to us at the following address and telephone number:

CleanCore Solutions, Inc.

5920 S 118th Circle

Omaha, NE 68137

Tel: (877) 860-3030

In addition, a stockholder can direct a notification to us at the phone number and mailing address listed above that the stockholder wishes to receive a separate mailing in the future. Stockholders sharing an address that receive multiple copies can request delivery of a single copy of mailings by contacting us at the phone number and mailing address listed above.

WHERE YOU CAN FIND MORE INFORMATION

We file periodic reports, proxy statements and other information with the SEC. Our SEC filings are available from the SEC’s website at www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. Additionally, we will make these filings available, free of charge, on our website at www.cleancoresol.com as soon as reasonably practicable after we electronically file such materials with, or furnish them to, the SEC. The information on our website, other than these filings, is not, and should not be, considered part of this information statement and is not incorporated by reference into this Information Statement.

Annex A

FRANCISCO V. AGUILAR Secretary of State 401 North Carson Street Carson City, Nevada 89701 - 4201 (775) 684 - 5708 Website: www.nvsos.gov Profit Corporation: Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390) Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403) Officer's Statement (PURSUANT TO NRS 80.030) TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT Name of entity as on file with the Nevada Secretary of State: CleanCore Solutions, Inc. Entity or Nevada Business Identification Number (NVID): NV20222550306 1. Entity information: Certificate to Accompany Restated Articles or Amended and Restated Articles Restated Articles - No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on: The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate. Amended and Restated Articles * Restated or Amended and Restated Articles must be included with this filing type. 2. Restated or Amended and Restated Articles: (Select one) (If amending and restating only , complete section 1,2 3, 5 and 6) Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Issuance of Stock) The undersigned declare that they constitute at least two - thirds of the following: (Check only one box) incorporators board of directors The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued 3. Type of Amendment Filing Being Completed: (Select only one box) (If amending, complete section 1, 3, 5 and 6.) Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock) The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 68% Or No action by stockholders is required, name change only. Officer's Statement (foreign qualified entities only) - Name in home state, if using a modified name in Nevada: Jurisdiction of formation: Changes to takes the following effect: The entity name has been amended. Dissolution The purpose of the entity has been amended. Merger The authorized shares have been amended. Conversion Other: (specify changes) * Officer's Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporations creation. This form must be accompanied by appropriate fees. Page 1 of 2 Revised: 9/1/2023

FRANCISCO V. AGUILAR Secretary of State 401 North Carson Street Carson City, Nevada 89701 - 4201 (775) 684 - 5708 Website: www.nvsos.gov Profit Corporation: Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390) Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403) Officer's Statement (PURSUANT TO NRS 80.030) Time: Date: 4. Effective Date and Time: (Optional) (must not be later than 90 days after the certificate is filed) 5. Information Being Changed: (Domestic corporations only) Changes to takes the following effect: The entity name has been amended. The registered agent has been changed. (attach Certificate of Acceptance from new registered agent) The purpose of the entity has been amended. The authorized shares have been amended. The directors, managers or general partners have been amended. IRS tax language has been added. Articles have been added. Articles have been deleted. Other. The articles have been amended as follows: (provide article numbers, if available) (attach additional page(s) if necessary) 6. Signature: (Required) X Signature of Officer or Authorized Signer Title X Signature of Officer or Authorized Signer Title See below. This form must be accompanied by appropriate fees. Page 2 of 2 Revised: 9/1/2023 Chief Executive Officer *If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof. Please include any required or optional information in space below: (attach additional page(s) if necessary) The first sentence of Article 8 is hereby amended and restated in its entirety to read as follows: The total number of shares of all classes of stock which the Corporation shall have the authority to issue is 2,100,000,000, consisting of (i) 2,050,000,000 shares of Common Stock, $0.0001 par value per share (the "Common Stock"), of which 50,000,000 shares shall be designated as "Class A Common Stock" and 2,000,000,000 shall be designated as "Class B Common Stock," and (ii) 50,000,000 shares of Preferred Stock, $0.0001 par value per share (the "Preferred Stock").